Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2018 EARNINGS

•	Third quarter earnings per common share (diluted) increased 20.4% to $1.18 compared with the third quarter 2017
•	Third quarter net income increased 21.5% to $82.523 million compared with the third quarter 2017
•	Loans increased 5.8% (annualized) in the third quarter 2018
•	Average noninterest-bearing deposits increased 5.3% compared with the third quarter 2017
•	Nonperforming assets decreased 46.9% in the third quarter to 0.08% of third quarter average interest-earning assets
•	Return (annualized) on third quarter average assets of 1.46%
•	Returns (annualized) on third quarter average common equity of 8.30% and average tangible common equity of 16.17%(1)
•	Increase in dividend of 13.9% to $0.41 for the fourth quarter 2018

HOUSTON, October 24, 2018. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended September 30, 2018 of $82.523 million, an increase of $14.615 million or 21.5% compared with $67.908 million for the same period in 2017. Net income per diluted common share increased 20.4% to $1.18 compared with $0.98 for the same period in 2017. Additionally, loans increased 5.8% (annualized) during the third quarter of 2018 and nonperforming assets remain low at 0.08% of third quarter average interest-earning assets.

“We are pleased to announce that Prosperity will increase its quarterly dividend for the fourth quarter of 2018 to $0.41 per share from $0.36 per share, a 13.9% increase.  Prosperity shareholders have enjoyed a 13% compounded annual growth rate in dividends from 2003-2017.  We will continue striving to build deposits, loans and other services to increase shareholder value,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Economic fundamentals are strong in the communities we serve.  The low national unemployment rate, together with a GDP that is stronger than we have seen in years, has resulted in interest rate increases that may continue over the next year.  The increased interest rates have affected the rates we pay on deposits, the rates we charge on loans and the rates we earn on bonds.  We believe that the economy has provided an opportunity for the Federal Reserve to normalize rates and be ready to respond to any future economic downturn.  We expect the increased interest rates to help our bank,” continued Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“Prosperity achieved 5.8% annualized loan growth on a linked quarter basis and a 20.4% increase in earnings per share to $1.18 compared with the third quarter 2017.  We also experienced a 5.3% increase in average noninterest-bearing deposits year over year,” added Zalman.

“Texas and Oklahoma should continue to prosper with no or low state income tax, a business friendly political climate and a tailwind from the energy sector.  Further, Texas has four out of the top ten fastest growing MSAs in the United States – those being Houston, Dallas, Austin and San Antonio,” stated Zalman.

“I would like to thank our shareholders and our associates for making this all possible,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2018

Net income was $82.523 million(2) for the three months ended September 30, 2018 compared with $67.908 million(3) for the same period in 2017, an increase of $14.615 million or 21.5%. Net income per diluted common share was $1.18 for the three months ended September 30, 2018 compared with $0.98 for the same period in 2017, an increase of 20.4%. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2018 were 1.46%, 8.30% and 16.17%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 43.50%(1) for the three months ended September 30, 2018.

Net interest income before provision for credit losses for the three months ended September 30, 2018 was $157.319 million compared with $156.147 million during the same period in 2017, an increase of $1.172 million or 0.8%. This change was primarily due to higher loan and investment yields and balances, partially offset by higher rates on interest-bearing liabilities and a decrease in loan discount accretion. Linked quarter net interest income before provision for credit losses decreased $4.484 million or 2.8% to $157.319 million compared with $161.803 million during the three months ended June 30, 2018. This change was primarily due to a decrease in loan discount accretion, lower collection on previously identified troubled assets compared with the second quarter 2018 and higher average rates on interest-bearing liabilities.

The net interest margin on a tax equivalent basis was 3.15% for the three months ended September 30, 2018 compared with 3.22% for the same period in 2017. This change was primarily due to a decrease in loan discount accretion of $4.429 million. On a linked quarter basis, the net interest margin was 3.15% compared with 3.28% for the three months ended June 30, 2018, primarily due to a decrease in loan discount accretion, lower collection on previously identified troubled assets compared with the second quarter 2018 and higher average rates on interest-bearing liabilities.

Noninterest income was $30.624 million for the three months ended September 30, 2018 compared with $28.809 million for the same period in 2017, an increase of $1.815 million or 6.3%. This increase was primarily due to an increase in trust income and other noninterest income. On a linked quarter basis, noninterest income increased $2.253 million or 7.9% to $30.624 million compared with $28.371 million during the three months ended June 30, 2018. This increase was primarily due to increases in other noninterest income, nonsufficient funds fees and trust income.

Noninterest expense was $81.760 million for the three months ended September 30, 2018 compared with $77.509 million for the same period in 2017, an increase of $4.251 million or 5.5%. This increase was primarily due to the 5% salary or pay rate increase for all associates following the enactment of the Tax Cuts and Jobs act. On a linked quarter basis, noninterest expense decreased $1.842 million or 2.2% to $81.760 million compared with $83.602 million during the three months ended June 30, 2018. This decrease was primarily due to a decrease in incentive compensation.

Results of Operations for the Nine Months Ended September 30, 2018

Net income was $238.481 million(4) for the nine months ended September 30, 2018 compared with $205.027 million(5) for the same period in 2017, an increase of $33.454 million or 16.3%.  Net income per diluted common share was $3.42 for the nine months ended September 30, 2018 compared with $2.95 for the same period in 2017, an increase of 15.9%. Annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2018 were 1.41%, 8.11% and 16.03%(1), respectively.  Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 43.88%(1) for the nine months ended September 30, 2018.

______________

(2)	Includes purchase accounting adjustments of $2.514 million, net of tax, primarily comprised of loan discount accretion of $3.457 million for the three months ended September 30, 2018.
(3)	Includes purchase accounting adjustments of $4.903 million, net of tax, primarily comprised of loan discount accretion of $7.886 million for the three months ended September 30, 2017.
(4)	Includes purchase accounting adjustments of $7.971 million, net of tax, primarily comprised of loan discount accretion of $11.006 million for the nine months ended September 30, 2018.
(5)	Includes purchase accounting adjustments of $10.138 million, net of tax, primarily comprised of loan discount accretion of $17.110 million for the nine months ended September 30, 2017.

Net interest income before provision for credit losses for the nine months ended September 30, 2018 was $472.345 million compared with $460.813 million for the same period in 2017, an increase of $11.532 million or 2.5%. This change was primarily due to higher loan and investment yields and an increase in loan balances, partially offset by higher rates on interest-bearing liabilities and a decrease in loan discount accretion.

The net interest margin on a tax equivalent basis for the nine months ended September 30, 2018 was 3.20% compared with 3.18% for the same period in 2017.

Noninterest income was $86.933 million for the nine months ended September 30, 2018 compared with $87.413 million for the same period in 2017, a decrease of $480 thousand or 0.5%.

Noninterest expense was $245.416 million for the nine months ended September 30, 2018 compared with $232.013 million for the same period in 2017, an increase of $13.403 million or 5.8%. This increase was primarily due to the 5% salary or pay rate increase for all associates following the enactment of the Tax Cuts and Jobs act.

Balance Sheet Information

At September 30, 2018, Prosperity had $22.613 billion in total assets, an increase of $469.320 million or 2.1%, compared with $22.143 billion at September 30, 2017.

Loans at September 30, 2018 were $10.293 billion, an increase of $381.644 million or 3.9%, compared with $9.911 billion at September 30, 2017. Linked quarter loans increased $146.281 million or 1.4% (5.8% annualized) from $10.147 billion at June 30, 2018.

Deposits at September 30, 2018 were $16.734 billion, a decrease of $173.712 million or 1.0%, compared with $16.907 billion at September 30, 2017. Linked quarter deposits decreased $244.840 million or 1.4% from $16.979 billion at June 30, 2018. This change was primarily due to public funds seasonality.

Asset Quality

Nonperforming assets totaled $16.777 million or 0.08% of quarterly average interest-earning assets at September 30, 2018, compared with $45.823 million or 0.24% of quarterly average interest-earning assets at September 30, 2017, and $31.585 million or 0.16% of quarterly average interest-earning assets at June 30, 2018.

The allowance for credit losses was $85.996 million or 0.84% of total loans at September 30, 2018, $86.812 million or 0.88% of total loans at September 30, 2017 and $84.964 million or 0.84% of total loans at June 30, 2018.  Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 0.88%(1) of remaining loans as of September 30, 2018, compared with 0.95%(1) at September 30, 2017 and 0.89%(1) at June 30, 2018.

The provision for credit losses was $2.350 million for the three months ended September 30, 2018 compared with $6.900 million for the three months ended September 30, 2017 and $4.000 million for the three months ended June 30, 2018. The provision for credit losses was $15.350 million for the nine months ended September 30, 2018 compared with $12.325 million for the nine months ended September 30, 2017.

Net charge-offs were $1.318 million for the three months ended September 30, 2018 compared with $3.871 million for the three months ended September 30, 2017 and $2.636 million for the three months ended June 30, 2018. Net charge-offs were $13.395 million for the nine months ended September 30, 2018 compared with $10.839 million for the nine months ended September 30, 2017.

Dividend

Prosperity Bancshares, Inc. declared a fourth quarter cash dividend of $0.41 per share to be paid on January 2, 2019 to all shareholders of record as of December 15, 2018, an increase of 13.9% compared with the third quarter 2018 dividend.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 24, 2018 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s third quarter 2018 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 6906264.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com.  The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities.  Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”).  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of September 30, 2018, Prosperity Bancshares, Inc. ® is a $22.613 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

As of September 30, 2018, Prosperity operated 242 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 33 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2017 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area -	Keller	Westheimer	Taft
Bryan	Roanoke	West University	Yoakum
Bryan-29th Street	Stockyards	Woodcreek	Yorktown
Bryan-East
Bryan-North	Other Dallas/Fort Worth Area	Katy -	West Texas Area -
Caldwell	Locations -	Cinco Ranch	Abilene -
College Station	Arlington	Katy-Spring Green	Antilley Road
Crescent Point	Azle		Barrow Street
Hearne	Ennis	The Woodlands -	Cypress Street
Huntsville	Gainesville	The Woodlands-College Park	Judge Ely
Madisonville	Glen Rose	The Woodlands-I-45	Mockingbird
Navasota	Granbury	The Woodlands-Research Forest
New Waverly	Mesquite		Lubbock -
Rock Prairie	Muenster	Other Houston Area	4th Street
Southwest Parkway	Sanger	Locations -	66th Street
Tower Point	Waxahachie	Angleton	82nd Street
Wellborn Road	Weatherford	Bay City	86th Street
		Beaumont	98th Street
Central Texas Area -	East Texas Area -	Cleveland	Avenue Q
Austin -	Athens	East Bernard	North University
Allandale	Blooming Grove	El Campo	Texas Tech Student Union
Cedar Park	Canton	Dayton
Congress	Carthage	Galveston	Midland -
Lakeway	Corsicana	Groves	Wadley
Liberty Hill	Crockett	Hempstead	Wall Street
Northland	Eustace	Hitchcock
Oak Hill	Gilmer	Liberty	Odessa -
Research Blvd	Grapeland	Magnolia	Grandview
Westlake	Gun Barrel City	Magnolia Parkway	Grant
	Jacksonville	Mont Belvieu	Kermit Highway
Other Central Texas Area	Kerens	Nederland	Parkway
Locations -	Longview	Needville
Bastrop	Mount Vernon	Rosenberg	Other West Texas Area
Canyon Lake	Palestine	Shadow Creek	Locations -
Dime Box	Rusk	Spring	Big Spring
Dripping Springs	Seven Points	Tomball	Brownfield
Elgin	Teague	Waller	Brownwood
Flatonia	Tyler-Beckham	West Columbia	Cisco
Georgetown	Tyler-South Broadway	Wharton	Comanche
Gruene	Tyler-University	Winnie	Early
Kingsland	Winnsboro	Wirt	Floydada
La Grange			Gorman
Lexington	Houston Area -	South Texas Area -	Levelland
New Braunfels	Houston -	Corpus Christi -	Littlefield
Pleasanton	Aldine	Calallen	Merkel
Round Rock	Alief	Carmel	Plainview
San Antonio	Bellaire	Northwest	San Angelo
Schulenburg	Beltway	Saratoga	Slaton
Seguin	Clear Lake	Timbergate	Snyder
Smithville	Copperfield	Water Street
Thorndale	Cypress		Oklahoma
Weimar	Downtown	Victoria -	Central Oklahoma Area-
	Eastex	Victoria Main	Oklahoma City -
Dallas/Fort Worth Area -	Fairfield	Victoria-Navarro	23rd Street
Dallas -	First Colony	Victoria-North	Expressway
Abrams Centre	Fry Road		I-240
Balch Springs	Gessner	Other South Texas Area	Memorial
Camp Wisdom	Gladebrook	Locations -
Cedar Hill	Grand Parkway	Alice	Other Central Oklahoma Area
Frisco	Heights	Aransas Pass	Locations -
Frisco-West	Highway 6 West	Beeville	Edmond
Kiest	Little York	Colony Creek	Norman
McKinney	Medical Center	Cuero
McKinney-Stonebridge	Memorial Drive	Edna	Tulsa Area-
Midway	Northside	Goliad	Tulsa -
Plano	Pasadena	Gonzales	Garnett
Preston Forest	Pecan Grove	Hallettsville	Harvard
Preston Road	Pin Oak	Kingsville	Memorial
Red Oak	River Oaks	Mathis	Sheridan
Sachse	Sugar Land	Padre Island	S. Harvard
The Colony	SW Medical Center	Palacios	Utica Tower
Turtle Creek	Tanglewood	Port Lavaca	Yale
Westmoreland	The Plaza	Portland
	Uptown	Rockport	Other Tulsa Area Locations -
Fort Worth -	Waugh Drive	Sinton	Owasso
Haltom City

 - - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Balance Sheet Data (at period end)
Loans	$10,292,846	$10,146,565	$10,011,416	$10,020,773	$9,911,202
Investment securities(A)	9,504,733	9,620,614	9,710,254	9,672,116	9,410,522
Federal funds sold	639	577	469	697	1,007
Allowance for credit losses	(85,996)	(84,964)	(83,600)	(84,041)	(86,812)
Cash and due from banks	293,831	274,902	243,514	391,616	302,469
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	34,295	35,773	37,274	38,842	40,464
Other real estate owned	889	10,316	10,538	11,152	14,512
Fixed assets, net	256,426	255,465	257,057	257,065	256,011
Other assets	414,075	410,647	384,547	378,227	393,043
Total assets	$22,612,583	$22,570,740	$22,472,314	$22,587,292	$22,143,263

Noninterest-bearing deposits	$5,700,242	$5,657,589	$5,707,994	$5,623,322	$5,465,474
Interest-bearing deposits	11,033,522	11,321,015	11,624,885	12,198,138	11,442,002
Total deposits	16,733,764	16,978,604	17,332,879	17,821,460	16,907,476
Other borrowings	1,501,207	1,254,849	820,079	505,223	960,365
Securities sold under repurchase agreements	297,126	293,039	339,576	324,154	334,621
Other liabilities	84,789	108,796	103,635	112,301	159,443
Total liabilities	18,616,886	18,635,288	18,596,169	18,763,138	18,361,905
Shareholders' equity(B)	3,995,697	3,935,452	3,876,145	3,824,154	3,781,358
Total liabilities and equity	$22,612,583	$22,570,740	$22,472,314	$22,587,292	$22,143,263

(A) Includes $586, $436, $57, ($143) and $1,635 in unrealized gains (losses) on available for sale securities for the quarterly periods ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.

(B) Includes $463, $345, $45, ($113) and $1,063 in after-tax unrealized gains (losses) on available for sale securities for the quarterly periods ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Income Statement Data
Interest income:
Loans	$128,645	$128,445	$116,246	$120,086	$121,567	$373,336	$348,252
Securities(C)	55,705	55,577	54,457	51,510	50,610	165,739	156,679
Federal funds sold and other earning assets	326	299	315	243	242	940	585
Total interest income	184,676	184,321	171,018	171,839	172,419	540,015	505,516

Interest expense:
Deposits	19,208	16,061	14,472	12,587	12,376	49,741	33,725
Other borrowings	7,583	6,046	2,973	2,852	3,540	16,602	10,056
Securities sold under repurchase agreements	566	411	350	350	356	1,327	922
Total interest expense	27,357	22,518	17,795	15,789	16,272	67,670	44,703
Net interest income	157,319	161,803	153,223	156,050	156,147	472,345	460,813
Provision for credit losses	2,350	4,000	9,000	2,000	6,900	15,350	12,325
Net interest income after provision for credit losses	154,969	157,803	144,223	154,050	149,247	456,995	448,488

Noninterest income:
Nonsufficient funds (NSF) fees	8,606	7,828	7,827	8,110	8,350	24,261	24,244
Credit card, debit card and ATM card income	6,242	6,335	5,961	6,211	6,075	18,538	18,214
Service charges on deposit accounts	5,137	5,150	5,275	5,250	5,251	15,562	16,077
Trust income	2,692	2,251	2,728	2,734	2,040	7,671	6,466
Mortgage income	856	1,109	763	826	854	2,728	3,227
Brokerage income	784	687	625	574	461	2,096	1,376
Bank owned life insurance income	1,326	1,317	1,311	1,347	1,366	3,954	4,083
Net gain (loss) on sale of assets	4	(44)	—	41	62	(40)	(1,962)
Net (loss) gain on sale of securities	—	(13)	—	—	—	(13)	3,270
Other noninterest income	4,977	3,751	3,448	4,127	4,350	12,176	12,418
Total noninterest income	30,624	28,371	27,938	29,220	28,809	86,933	87,413

Noninterest expense:
Salaries and benefits	51,906	53,360	50,399	48,756	47,866	155,665	143,653
Net occupancy and equipment	5,808	5,692	5,609	5,748	5,691	17,109	16,654
Credit and debit card, data processing and software amortization	4,512	4,356	4,448	4,423	4,506	13,316	12,807
Regulatory assessments and FDIC insurance	3,347	3,575	3,575	3,759	3,455	10,497	10,552
Core deposit intangibles amortization	1,478	1,501	1,568	1,622	1,686	4,547	5,320
Depreciation	3,139	3,054	3,033	3,011	3,050	9,226	9,204
Communications	2,442	2,606	2,580	2,608	2,618	7,628	7,984
Other real estate expense	219	83	89	181	110	391	333
Net (gain) loss on sale or write-down of other real estate	(2)	10	122	2,978	(140)	130	(221)
Other noninterest expense	8,911	9,365	8,631	8,002	8,667	26,907	25,727
Total noninterest expense	81,760	83,602	80,054	81,088	77,509	245,416	232,013
Income before income taxes	103,833	102,572	92,107	102,182	100,547	298,512	303,888
Provision for income taxes	21,310	20,975	17,746	35,044	32,639	60,031	98,861
Net income available to common shareholders	$82,523	$81,597	$74,361	$67,138	$67,908	$238,481	$205,027

(C) Interest income on securities was reduced by net premium amortization of $8,073, $7,753, $8,450, $9,521 and $10,115 for the three-month periods ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively, and $24,276 and $29,401 for the nine-month periods ended September 30, 2018 and September 30, 2017, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Profitability
Net income (D) (E)	$82,523	$81,597	$74,361	$67,138	$67,908	$238,481	$205,027

Basic earnings per share	$1.18	$1.17	$1.07	$0.97	$0.98	$3.42	$2.95
Diluted earnings per share	$1.18	$1.17	$1.07	$0.97	$0.98	$3.42	$2.95

Return on average assets (F)	1.46%	1.44%	1.32%	1.20%	1.22%	1.41%	1.22%
Return on average common equity (F)	8.30%	8.33%	7.69%	7.04%	7.20%	8.11%	7.34%
Return on average tangible common equity (F) (G)	16.17%	16.48%	15.43%	14.31%	14.83%	16.03%	15.34%
Tax equivalent net interest margin (D) (E) (H)	3.15%	3.28%	3.16%	3.20%	3.22%	3.20%	3.18%
Efficiency ratio (G) (I)	43.50%	43.95%	44.19%	43.78%	41.92%	43.88%	42.42%

Liquidity and Capital Ratios
Equity to assets	17.67%	17.44%	17.25%	16.93%	17.08%	17.67%	17.08%
Common equity tier 1 capital	15.94%	15.65%	15.31%	15.08%	15.10%	15.94%	15.10%
Tier 1 risk-based capital	15.94%	15.65%	15.31%	15.08%	15.10%	15.94%	15.10%
Total risk-based capital	16.60%	16.32%	15.97%	15.74%	15.81%	16.60%	15.81%
Tier 1 leverage capital	9.94%	9.68%	9.40%	9.31%	9.15%	9.94%	9.15%
Period end tangible equity to period end tangible assets (G)	9.97%	9.69%	9.44%	9.13%	9.11%	9.97%	9.11%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	69,838	69,839	69,768	69,484	69,485	69,815	69,484
Diluted	69,838	69,839	69,768	69,484	69,485	69,815	69,485
Period end shares outstanding	69,838	69,838	69,819	69,491	69,484	69,838	69,484
Cash dividends paid per common share	$0.3600	$0.3600	$0.3600	$0.3600	$0.3400	$1.0800	$1.0200
Book value per common share	$57.21	$56.35	$55.52	$55.03	$54.42	$57.21	$54.42
Tangible book value per common share (G)	$29.50	$28.62	$27.76	$27.12	$26.48	$29.50	$26.48

Common Stock Market Price
High	$76.25	$76.92	$79.20	$73.00	$66.75	$79.20	$77.87
Low	$67.27	$67.30	$68.95	$61.95	$55.84	$67.27	$55.84
Period end closing price	$69.35	$68.36	$72.63	$70.07	$65.73	$69.35	$65.73
Employees – FTE	3,029	3,044	3,027	3,017	2,993	3,029	2,993
Number of banking centers	242	242	242	242	243	242	243

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Loan discount accretion
ASC 310-20	$1,287	$1,452	$1,640	$2,462	$6,361	$4,379	$12,386
ASC 310-30	$2,170	$3,771	$686	$2,334	$1,525	$6,627	$4,724
Securities net amortization	$291	$366	$477	$598	$667	$1,134	$2,264
Time deposits amortization	—	$53	$53	$39	$40	$106	$178

(E) Using effective tax rate of 20.5%, 20.4%, 19.3%, 34.3% and 32.5% for the three-month periods ended September 30, 2018, June 30, 2018,  March 31, 2018, December 31, 2017 and September 30, 2017, respectively, and 20.1% and 32.5% for the nine-month periods ended September 30, 2018 and September 30, 2017, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities.  Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2018				Jun 30, 2018				Sep 30, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)
Interest-Earning Assets:
Loans	$10,208,171	$128,645	5.00%		$10,044,064	$128,445	5.13%		$9,888,922	$121,567	4.88%
Investment securities	9,647,744	55,705	2.29%	(K)	9,770,963	55,577	2.28%	(K)	9,526,215	50,610	2.11%	(K)
Federal funds sold and other earning assets	67,974	326	1.90%		79,947	299	1.50%		77,337	242	1.24%
Total interest-earning assets	19,923,889	184,676	3.68%		19,894,974	184,321	3.72%		19,492,474	172,419	3.51%
Allowance for credit losses	(85,254)				(84,285)				(84,047)
Noninterest-earning assets	2,820,156				2,809,197				2,801,852
Total assets	$22,658,791				$22,619,886				$22,210,279

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,676,452	$4,699	0.51%		$3,971,356	$4,983	0.50%		$3,601,116	$3,003	0.33%
Savings and money market deposits	5,465,143	9,206	0.67%		5,342,323	6,709	0.50%		5,658,569	5,259	0.37%
Certificates and other time deposits	2,055,652	5,303	1.02%		2,094,065	4,369	0.84%		2,270,114	4,114	0.72%
Other borrowings	1,447,328	7,583	2.08%		1,272,032	6,046	1.91%		1,099,583	3,540	1.28%
Securities sold under repurchase agreements	288,706	566	0.78%		300,471	411	0.55%		344,177	356	0.41%
Total interest-bearing liabilities	12,933,281	27,357	0.84%	(L)	12,980,247	22,518	0.70%	(L)	12,973,559	16,272	0.50%	(L)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,646,183				5,646,114				5,361,362
Other liabilities	102,092				75,161				102,046
Total liabilities	18,681,556				18,701,522				18,436,967
Shareholders' equity	3,977,235				3,918,364				3,773,312
Total liabilities and shareholders' equity	$22,658,791				$22,619,886				$22,210,279

Net interest income and margin		$157,319	3.13%			$161,803	3.26%			$156,147	3.18%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		879				903				1,940
Net interest income and margin (tax equivalent basis)		$158,198	3.15%			$162,706	3.28%			$158,087	3.22%

(J) Annualized and based on an actual 365 day basis.

(K) Yield on securities was impacted by net premium amortization of $8,073, $7,753 and $10,115 for the three-month periods ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

(L) Total cost of funds, including noninterest bearing deposits, was 0.58%, 0.48% and 0.35% for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2018				Sep 30, 2017
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(M)
Interest-Earning Assets:
Loans	$10,081,649	$373,336	4.95%		$9,777,432	$348,252	4.76%
Investment securities	9,720,089	165,739	2.28%	(N)	9,735,912	156,679	2.15%	(N)
Federal funds sold and other earning assets	76,516	940	1.64%		80,651	585	0.97%
Total interest-earning assets	19,878,254	540,015	3.63%		19,593,995	505,516	3.45%
Allowance for credit losses	(83,853)				(84,391)
Noninterest-earning assets	2,817,700				2,838,422
Total assets	$22,612,101				$22,348,026

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,010,724	$14,745	0.49%		$3,826,963	$8,338	0.29%
Savings and money market deposits	5,428,577	21,157	0.52%		5,572,534	13,673	0.33%
Certificates and other time deposits	2,105,807	13,839	0.88%		2,310,777	11,714	0.68%
Other borrowings	1,152,909	16,602	1.93%		1,227,652	10,056	1.10%
Securities sold under repurchase agreements	305,297	1,327	0.58%		325,606	922	0.38%
Total interest-bearing liabilities	13,003,314	67,670	0.70%	(O)	13,263,532	44,703	0.45%	(O)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,601,370				5,264,649
Other liabilities	86,301				93,463
Total liabilities	18,690,985				18,621,644
Shareholders' equity	3,921,116				3,726,382
Total liabilities and shareholders' equity	$22,612,101				$22,348,026

Net interest income and margin		$472,345	3.18%			$460,813	3.14%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,723				5,924
Net interest income and margin (tax equivalent basis)		$475,068	3.20%			$466,737	3.18%

(M) Annualized and based on an actual 365 day basis.

(N) Yield on securities was impacted by net premium amortization of $24,276 and $29,401 for the nine-month periods ended September 30, 2018 and 2017, respectively.

(O) Total cost of funds, including noninterest bearing deposits, was 0.49% and 0.32% for the nine-month periods ended September 30, 2018 and 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
YIELD TREND (P)

Interest-Earning Assets:
Loans	5.00%	5.13%	4.72%	4.79%	4.88%
Investment securities (Q)	2.29%	2.28%	2.27%	2.15%	2.11%
Federal funds sold and other earning assets	1.90%	1.50%	1.56%	1.06%	1.24%
Total interest-earning assets	3.68%	3.72%	3.50%	3.48%	3.51%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.51%	0.50%	0.47%	0.35%	0.33%
Savings and money market deposits	0.67%	0.50%	0.39%	0.36%	0.37%
Certificates and other time deposits	1.02%	0.84%	0.78%	0.75%	0.72%
Other borrowings	2.08%	1.91%	1.65%	1.27%	1.28%
Securities sold under repurchase agreements	0.78%	0.55%	0.43%	0.41%	0.41%
Total interest-bearing liabilities	0.84%	0.70%	0.55%	0.49%	0.50%

Net Interest Margin	3.13%	3.26%	3.14%	3.16%	3.18%
Net Interest Margin (tax equivalent)	3.15%	3.28%	3.16%	3.20%	3.22%

(P)  Annualized and based on average balances on an actual 365 day basis.

(Q) Yield on securities was impacted by net premium amortization of $8,073, $7,753, $8,450, $9,521 and $10,115 for the three-month periods ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Balance Sheet Averages
Loans	$10,208,171	$10,044,064	$9,990,319	$9,955,145	$9,888,922
Investment securities	9,647,744	9,770,963	9,742,601	9,521,081	9,526,215
Federal funds sold and other earning assets	67,974	79,947	81,779	91,257	77,337
Total interest-earning assets	19,923,889	19,894,974	19,814,699	19,567,483	19,492,474
Allowance for credit losses	(85,254)	(84,285)	(81,983)	(84,465)	(84,047)
Cash and due from banks	232,643	234,856	269,917	257,462	225,574
Goodwill	1,900,845	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	35,041	36,550	38,064	39,650	41,314
Other real estate	9,193	10,386	10,758	14,177	15,262
Fixed assets, net	256,458	256,281	257,465	256,657	256,809
Other assets	385,976	370,279	346,736	365,173	362,048
Total assets	$22,658,791	$22,619,886	$22,556,501	$22,316,982	$22,210,279

Noninterest-bearing deposits	$5,646,183	$5,646,114	$5,510,320	$5,598,345	$5,361,362
Interest-bearing demand deposits	3,676,452	3,971,356	4,392,230	3,787,421	3,601,116
Savings and money market deposits	5,465,143	5,342,323	5,478,411	5,530,158	5,658,569
Certificates and other time deposits	2,055,652	2,094,065	2,168,951	2,225,555	2,270,114
Total deposits	16,843,430	17,053,858	17,549,912	17,141,479	16,891,161
Other borrowings	1,447,328	1,272,032	731,500	891,396	1,099,583
Securities sold under repurchase agreements	288,706	300,471	327,136	337,690	344,177
Other liabilities	102,092	75,161	81,414	129,533	102,046
Shareholders' equity	3,977,235	3,918,364	3,866,539	3,816,884	3,773,312
Total liabilities and equity	$22,658,791	$22,619,886	$22,556,501	$22,316,982	$22,210,279

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2018		Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017
Period End Balances

Loan Portfolio
Commercial and industrial	$1,159,735	11.3%	$1,168,892	11.5%	$1,148,980	11.5%	$1,179,364	11.8%	$1,180,570	11.9%
Construction, land development and other land loans	1,560,142	15.2%	1,542,771	15.2%	1,502,393	15.0%	1,509,137	15.1%	1,453,535	14.7%
1-4 family residential	2,440,157	23.7%	2,418,021	23.8%	2,438,224	24.4%	2,454,548	24.5%	2,449,051	24.7%
Home equity	273,608	2.7%	277,447	2.7%	284,339	2.8%	285,312	2.8%	284,076	2.9%
Commercial real estate (includes multi-family residential)	3,507,223	34.1%	3,405,466	33.6%	3,330,860	33.3%	3,315,627	33.1%	3,295,001	33.2%
Agriculture (includes farmland)	705,750	6.8%	709,617	7.0%	671,319	6.7%	690,118	6.9%	692,516	7.0%
Consumer and other	281,112	2.7%	271,724	2.7%	259,896	2.6%	286,121	2.8%	264,626	2.7%
Energy	365,119	3.5%	352,627	3.5%	375,405	3.7%	300,546	3.0%	291,827	2.9%
Total loans	$10,292,846		$10,146,565		$10,011,416		$10,020,773		$9,911,202

Deposit Types
Noninterest-bearing DDA	$5,700,242	34.1%	$5,657,589	33.3%	$5,707,994	32.9%	$5,623,322	31.5%	$5,465,474	32.3%
Interest-bearing DDA	3,551,456	21.2%	3,808,694	22.4%	4,106,255	23.7%	4,501,394	25.3%	3,645,754	21.6%
Money market	3,100,310	18.5%	3,153,261	18.6%	3,062,999	17.7%	3,200,763	18.0%	3,273,110	19.4%
Savings	2,291,952	13.7%	2,311,795	13.6%	2,314,112	13.3%	2,300,450	12.9%	2,264,959	13.4%
Certificates and other time deposits	2,089,804	12.5%	2,047,265	12.1%	2,141,519	12.4%	2,195,531	12.3%	2,258,179	13.3%
Total deposits	$16,733,764		$16,978,604		$17,332,879		$17,821,460		$16,907,476

Loan to Deposit Ratio	61.5%		59.8%		57.8%		56.2%		58.6%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Sep 30, 2018		Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017

Single family residential construction	$422,738	27.1%	$426,767	27.6%	$417,302	27.7%	$388,966	25.7%	$386,891	26.6%
Land development	89,357	5.7%	88,562	5.7%	88,609	5.9%	86,122	5.7%	77,202	5.3%
Raw land	137,400	8.8%	134,906	8.7%	128,771	8.5%	131,022	8.7%	191,563	13.1%
Residential lots	122,366	7.8%	118,759	7.7%	113,813	7.6%	117,080	7.7%	128,109	8.8%
Commercial lots	95,982	6.1%	92,283	6.0%	91,653	6.1%	91,624	6.1%	113,692	7.8%
Commercial construction and other	693,917	44.5%	683,255	44.3%	664,437	44.2%	696,763	46.1%	558,649	38.4%
Net unaccreted discount	(1,618)		(1,761)		(2,192)		(2,440)		(2,571)
Total construction loans	$1,560,142		$1,542,771		$1,502,393		$1,509,137		$1,453,535

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2018

	Houston	Dallas	Austin	OK City	Tulsa	Other (R)	Total
Collateral Type
Shopping center/retail	$302,313	$84,510	$27,489	$16,087	$31,589	$148,580	$610,568
Commercial and industrial buildings	127,867	28,502	12,530	13,777	22,077	76,052	280,805
Office buildings	96,036	119,130	25,295	45,305	10,687	69,610	366,063
Medical buildings	31,322	8,154	11,014	5,436	10,656	61,324	127,906
Apartment buildings	39,038	38,888	17,987	9,917	7,484	59,981	173,295
Hotel	37,596	62,978	10,545	32,936	—	137,852	281,907
Other	48,129	13,059	17,147	11,150	16,128	66,297	171,910
Total	$682,301	$355,221	$122,007	$134,608	$98,621	$619,696	$2,012,454	(S)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Jun 30, 2018	Balance at Sep 30, 2018	Balance at Acquisition Date	Balance at Jun 30, 2018	Balance at Sep 30, 2018	Balance at Acquisition Date		Balance at Jun 30, 2018	Balance at Sep 30, 2018
Loan marks:
Acquired banks (T)	$229,080	$17,431	$16,124	$142,128	$6,615	$4,445	$371,208		$24,046	$20,569
Acquired portfolio loan balances:
Acquired banks (T)	5,690,998	628,596	578,659	275,221	17,984	14,005	5,966,219	(U)	646,580	592,664
Acquired portfolio loan balances less loan marks	$5,461,918	$611,165	$562,535	$133,093	$11,369	$9,560	$5,595,011		$622,534	$572,095

(R) Includes other MSA and non-MSA regions.

(S) Represents a portion of total commercial real estate loans of $3.507 billion as of September 30, 2018.

(T) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(U) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Asset Quality
Nonaccrual loans	$13,399	$20,415	$22,572	$25,264	$26,267	$13,399	$26,267
Accruing loans 90 or more days past due	2,379	854	107	1,004	4,934	2,379	4,934
Total nonperforming loans	15,778	21,269	22,679	26,268	31,201	15,778	31,201
Repossessed assets	110	—	—	35	110	110	110
Other real estate	889	10,316	10,538	11,152	14,512	889	14,512
Total nonperforming assets	$16,777	$31,585	$33,217	$37,455	$45,823	$16,777	$45,823

Nonperforming assets:
Commercial and industrial (includes energy)	$6,620	$12,234	$13,558	$15,533	$22,241	$6,620	$22,241
Construction, land development and other land loans	2,046	1,829	1,019	1,888	847	2,046	847
1-4 family residential (includes home equity)	4,527	4,884	5,440	5,845	3,781	4,527	3,781
Commercial real estate (includes multi-family residential)	3,254	12,038	12,992	13,533	18,208	3,254	18,208
Agriculture (includes farmland)	262	519	128	550	635	262	635
Consumer and other	68	81	80	106	111	68	111
Total	$16,777	$31,585	$33,217	$37,455	$45,823	$16,777	$45,823
Number of loans/properties	83	90	95	99	113	83	113
Allowance for credit losses at end of period	$85,996	$84,964	$83,600	$84,041	$86,812	$85,996	$86,812

Net charge-offs:
Commercial and industrial (includes energy)	$657	$1,047	$8,016	$3,822	$3,225	$9,720	$9,251
Construction, land development and other land loans	(1)	(1)	123	(1)	(2)	121	(127)
1-4 family residential (includes home equity)	11	114	257	61	12	382	12
Commercial real estate (includes multi-family residential)	(10)	986	502	22	(3)	1,478	130
Agriculture (includes farmland)	(113)	(45)	(61)	(63)	—	(219)	(94)
Consumer and other	774	535	604	930	639	1,913	1,667
Total	$1,318	$2,636	$9,441	$4,771	$3,871	$13,395	$10,839

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.08%	0.16%	0.17%	0.19%	0.24%	0.08%	0.23%
Nonperforming assets to loans and other real estate	0.16%	0.31%	0.33%	0.37%	0.46%	0.16%	0.46%
Net charge-offs to average loans (annualized)	0.05%	0.10%	0.38%	0.19%	0.16%	0.18%	0.15%
Allowance for credit losses to total loans	0.84%	0.84%	0.84%	0.84%	0.88%	0.84%	0.88%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (G)	0.88%	0.89%	0.90%	0.91%	0.95%	0.88%	0.95%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$82,523	$81,597	$74,361	$67,138	$67,908	$238,481	$205,027
Average shareholders' equity	$3,977,235	$3,918,364	$3,866,539	$3,816,884	$3,773,312	$3,921,116	$3,726,382
Less: Average goodwill and other intangible assets	(1,935,886)	(1,937,395)	(1,938,909)	(1,940,495)	(1,942,159)	(1,937,386)	(1,943,843)
Average tangible shareholders’ equity	$2,041,349	$1,980,969	$1,927,630	$1,876,389	$1,831,153	$1,983,730	$1,782,539
Return on average tangible common equity (F)	16.17%	16.48%	15.43%	14.31%	14.83%	16.03%	15.34%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$3,995,697	$3,935,452	$3,876,145	$3,824,154	$3,781,358	$3,995,697	$3,781,358
Less: Goodwill and other intangible assets	(1,935,140)	(1,936,618)	(1,938,119)	(1,939,687)	(1,941,309)	(1,935,140)	(1,941,309)
Tangible shareholders’ equity	$2,060,557	$1,998,834	$1,938,026	$1,884,467	$1,840,049	$2,060,557	$1,840,049

Period end shares outstanding	69,838	69,838	69,819	69,491	69,484	69,838	69,484
Tangible book value per share:	$29.50	$28.62	$27.76	$27.12	$26.48	$29.50	$26.48

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,060,557	$1,998,834	$1,938,026	$1,884,467	$1,840,049	$2,060,557	$1,840,049
Total assets	$22,612,583	$22,570,740	$22,472,314	$22,587,292	$22,143,263	$22,612,583	$22,143,263
Less: Goodwill and other intangible assets	(1,935,140)	(1,936,618)	(1,938,119)	(1,939,687)	(1,941,309)	(1,935,140)	(1,941,309)
Tangible assets	$20,677,443	$20,634,122	$20,534,195	$20,647,605	$20,201,954	$20,677,443	$20,201,954
Period end tangible equity to period end tangible assets ratio:	9.97%	9.69%	9.44%	9.13%	9.11%	9.97%	9.11%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans:
Allowance for credit losses	$85,996	$84,964	$83,600	$84,041	$86,812	$85,996	$86,812
Total loans	$10,292,846	$10,146,565	$10,011,416	$10,020,773	$9,911,202	$10,292,846	$9,911,202
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$572,095	$622,534	$681,888	$740,157	$796,807	$572,095	$796,807
Total loans less acquired loans	$9,720,751	$9,524,031	$9,329,528	$9,280,616	$9,114,395	$9,720,751	$9,114,395
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	0.88%	0.89%	0.90%	0.91%	0.95%	0.88%	0.95%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$81,760	$83,602	$80,054	$81,088	$77,509	$245,416	$232,013

Net interest income	$157,319	$161,803	$153,223	$156,050	$156,147	$472,345	$460,813
Noninterest income	30,624	28,371	27,938	29,220	28,809	86,933	87,413
Less: net gain (loss) on sale of assets	4	(44)	—	41	62	(40)	(1,962)
Less: net (loss) gain on sale of securities	—	(13)	—	—	—	(13)	3,270
Noninterest income excluding net gains and losses on the sale of assets and securities	30,620	28,428	27,938	29,179	28,747	86,986	86,105
Total income excluding net gains and losses on the sale of assets and securities	$187,939	$190,231	$181,161	$185,229	$184,894	$559,331	$546,918
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	43.50%	43.95%	44.19%	43.78%	41.92%	43.88%	42.42%